SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1999, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR THE APRIL 10, 2002 DETERMINATION DATE

1.	AVAILABLE FUNDS		$9,646,106.25
2.	(A)	ORIGINAL CLASS A CERTIFICATE
		PRINCIPAL BALANCE	63,147,750.71
	(B)	ORIGINAL CLASS M CERTIFICATE
		PRINCIPAL BALANCE	1,938,841.35
	(C)	ORIGINAL CLASS B CERTIFICATE
		PRINCIPAL BALANCE	2,815,290.09
	(D)	ORIGINAL POOL
		PRINCIPAL BALANCE	67,901,882.15
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING THE DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	2
	(B)	PRINCIPAL BALANCES	360,135.97
4.		PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL
		CURTAILMENTS RECEIVED DURING THE DUE PERIOD	1,183.18
5.		PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL
		EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED
		DURING THE DUE PERIOD	300,776.29
5A.		RECOVERIES ON LIQUIDATED LOANS	0.00
6.		AGGREGATE AMOUNT OF INTEREST RECEIVED ON THE UNGUARANTEED
		INTEREST OF EACH SBA LOAN NET OF THE FTA’S FEE, THE ADDITIONAL
		FEE AND THE SERVICING FEE ATTRIBUTABLE TO THE UNGUARANTEED
		INTEREST	522,591.84
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST PAYMENT	80.38
8.		DELINQUENCY AND FORECLOSURE INFORMATION
		(SEE EXHIBIT K)

Page 1 of 7	Series 1999-1

9.			PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED SBA LOAN		0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	134,189.10
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	10,673.34
		ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT			144,862.44
					1.54089308
	(B)	CLASS M INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	4,960.20
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS M INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	394.55
	ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT				5,354.75
					1.85413781
	(C)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	9,501.60
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	755.76
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT				10,257.36
					2.44849731
	(D)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	615,748.76
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	57,268.05
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				673,016.81
					7.15883940
	(E)	CLASS M PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	18,935.93
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	1,761.15
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS M PRINCIPAL DISTRIBUTION AMOUNT				20,697.08
					7.16657895

Page 2 of 7	Series 1999-1

	(F)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	27,410.75
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	2,549.35
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT			29,960.10
				7.15166711
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS		4,715,532.82
	(B)	AMOUNT TO BE TRANSFERRED FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		0.00
	(C)	AMOUNT OF LETTER OF CREDIT PAYMENTS		0.00
	(D)	AMOUNT OF PAYMENTS WITH RESPECT TO ALTERNATE CREDIT ENHANCEMENT		0.00
12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		62,474,733.90
				664.53999383
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,918,144.27
				664.17737881
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		2,785,329.99
				664.87604813
	(D)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		67,178,208.16
				664.54356080
13.	(A)	EXCESS SPREAD		116,143.36
	(B)	EXTRA INTEREST		206,138.70
	(C)	SPREAD ACCOUNT BALANCE		4,715,532.82
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT		5,309,090.05
14.	(A)	WEIGHTED AVERAGE MATURITY		195.543
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE		6.958%

Page 3 of 7	Series 1999-1

15.	(A)	SERVICING FEE FOR THE RELATED DUE PERIOD	64,381.82
	(B)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	70,300.10
	(C)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	3,395.09
16.		AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A)	SECTION 5.04 (b)	0.00
	(B)	SECTION 5.04 (c)	0.00
	(C)	SECTION 5.04 (d)(ii)	0.00
	(D)	SECTION 5.04 (e)	0.00
	(E)	SECTION 5.04 (f)	58,804.84
17.	(A)	CLASS A REMITTANCE RATE	2.550%
	(B)	CLASS M REMITTANCE RATE	3.070%
	(C)	CLASS B REMITTANCE RATE	4.050%
18	(A)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF SUCH DUE PERIOD	0.00
19.		OTHER INFORMATION AS REQUESTED
	(A)	LETTER OF CREDIT AVAILABLE AMOUNT	3,880,568.07
	(B)	LOC AVAILABLE AMOUNT EXPRESSED AS A PERCENTAGE OF POOL PRINCIPAL BALANCE AFTER DISTRIBUTION	5.78%
	(C)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	4,884,140.14
	(D)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	0.00

I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999 — 1 in preparing the accompanying Servicer’s Certificate.

THE MONEY STORE INVESTMENT CORPORATION

BY:
STEPHANIE CALLAHAN ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1999-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION
AS OF MARCH 31, 2002

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1999-1	1 TO 29	17	4,659,837.98	2.260%	1,201,586.84	1.789%
	30 TO 59	5	2,080,868.89	1.009%	520,217.35	0.774%
	60 TO 89	4	1,866,868.39	0.905%	466,717.21	0.695%
	90 TO 179	10	3,457,740.93	1.677%	882,016.36	1.313%
	180 TO 719	31	11,288,162.26	5.475%	3,538,713.30	5.268%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	1	350,098.39	0.170%	87,524.60	0.130%

	DELINQUENCY TOTALS	68	$23,703,576.84	11.496%	$6,696,775.66	9.969%

	OUTSTANDING	482	$206,174,843.74		$67,178,208.16

	FORECLOSURE/REO
	180 - 719	1	350,098.39		87,524.60

Page 5 of 7	Series 1999-1

SERIES 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS M	CLASS B	POOL

(ii)		672	671	672	672
(iii)		—	—	—	4
(iv)		—	—	—	0
(v)		—	—	—	3
(x)(a, b & c)	(i )	1	2	2	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	2	2	2	2
(d, e & f)	(i )	7	7	7	6
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v )	1	1	1	1
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	7	7	7	7
(xii)		665	664	665	665

Page 6 of 7	Series 1999-1

THE MONEY STORE INVESTMENT CORPORATION

TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1999-1, CLASS A, M & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1999-1